Exhibit 3.1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “SYNERGY PHARMACEUTICALS INC.”, FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF JANUARY, A.D. 2013, AT 9:30 O’CLOCK A.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS. /s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State 2287768 8100 AUTHENTICATION: 0144311 130048579 DATE: 01-15-13 You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF AMENDMENT OF SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF SYNERGY PHARMACEUTICALS INC. (a Delaware Corporation) State of Delaware Secretary of State Division of Corporations Delivered 09:33 AM 01/15/2013 FILED 09:30 AM 01/15/2013 SRV 130048579 - 2287768 FILE PURSUANT TO SECTIONS 242 OF THE DELAWARE GENERAL CORPORATION LAW SYNERGY PHARMACEUTICALS INC., a corporation existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that: 1. The name of the Corporation is Synergy Pharmaceuticals Inc. The date of filing the original Certificate of Incorporation with the Secretary of State of Delaware was February 11, 1992 (the “Original Certificate”). The Original Certificate was amended and restated by the Amended and Restated Certificate of Incorporation that was filed with the Secretary of State of the State of Delaware on December 24, 1997 (the “Amended and Restated Certificate”). The Amended and Restated Certificate was amended and restated by the Second Amended and Restated Certificate of Incorporation that was filed with the Secretary of State of the State of Delaware on February 2, 2012 (the “Second Amended and Restated Certificate”). 2. Article FOURTH of the Second Amended and Restated Certificate of Incorporation of the Corporation is hereby superseded and replaced as follows: “ A. Number and Class of Shares Authorized; Par Value. The Corporation is authorized to issue the following shares of capital stock: (1) Common Stock. The aggregate number of shares of common stock (referred to in this Certificate of Incorporation as “Common Stock”) which the Corporation shall have authority to issue is 200,000,000 with a par value of $0.0001 per share. (2) Preferred Stock. The aggregate number of shares of preferred stock (referred to in this Certificate of Incorporation as “Preferred Stock”) which the Corporation shall have authority to issue is 20,000,000 with a par value of $.001 per share. B. Description of Shares of Preferred Stock. The terms, preferences, limitations and relative rights of the shares of Preferred Stock are as follows: (1) The Board of Directors is expressly authorized at any time and from time to time to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited (including, by way of illustration and not limitation, in excess of one vote per share), or without voting powers, and with such designations, preferences and relative participating, option or other rights, qualifications, limitations or restrictions, as shall be fixed and determined in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in these Articles of Incorporation or any amendment hereto, including (but without limiting the generality of the foregoing) the following: (a) The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution of the Board of Directors; and (b) The rate and manner of payment of dividends payable on shares of such series, including the dividend rate, date of declaration and payment, whether dividends shall be cumulative, and the conditions upon which and the date from which such dividends shall be cumulative; and (c) Whether shares of such series shall be redeemed, the time or times when, and the price or prices at which, shares of such series shall be redeemable, the redemption price, the terms and conditions of redemption, and the sinking fund provisions, if any, for the purchase or redemption of such shares; and (d) The amount payable on shares of such series and the rights of holders of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; and

(e) The rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of Common Stock, other securities, or shares of any other class or series of Preferred Stock and the terms and conditions of such conversion or exchange; and (f) The voting rights, if any, and whether full or limited, of the shares of such series, which may include no voting rights, one vote per share, or such higher number of votes per share as may be designated by the Board of Directors; and (g) The preemptive or preferential rights, if any, of the holders of shares of such series to subscribe for, purchase, receive, or otherwise acquire any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, notes, or other securities of the Corporation, whether or not convertible into shares of stock with the Corporation. (2) Except in respect of the relative rights and preferences that may be provided by the Board of Directors as hereinbefore provided, all shares of Preferred Stock shall be identical, and each share of a series shall be identical in all respects with the other shares of the same series. When payment of the consideration for which shares of Preferred Stock are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and nonassessable. C. Common Stock Voting Rights. Each record holder of Common Stock shall be entitled to one vote for each share held. Holders of Common Stock shall have no cumulative voting rights in any election of directors of the Corporation.” 3. The foregoing amendment of the Second Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted by the Corporation’s Board of Directors in accordance with the applicable provisions of Section 141 and 242 of the General Corporation Law of the State of Delaware and duly adopted by a majority of the outstanding shares of the Corporation’s common stock in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware at an annual meeting of the stockholders duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware. IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 15th day of January, 2013. /s/ Gary S. Jacob Gary S. Jacob Chief Executive Officer